UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2024
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SENTI BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40440	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 3, 2024, the Board of Directors (the “Board”) of Senti Biosciences, Inc. (the “Company”) approved plans to streamline the Company’s business operations to enable increased focus on SENTI-202, a first-in-class Logic Gated investigational cell therapy for the treatment of acute myeloid leukemia and to continue support for the clinical development activities of SENTI-301A for the treatment of hepatocellular carcinoma in China through the Company’s partnership with Celest Therapeutics. Pursuant to these plans, the Company is reducing its workforce by approximately 37%. The Company expects that these resource allocation efforts, in addition to other expected receivables, will extend its cash runway into the first quarter of 2025.

The Company expects to incur one-time estimated severance and related costs of approximately $1 million, which are anticipated to be incurred and recorded in the first quarter of 2024.

The estimated charges that the Company expects to incur in connection with these resource allocation efforts are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, these resource allocation efforts.

Item 8.01 Other Events.

On January 5, 2024, the Company issued a press release titled, “Senti Bio Announces Strategic Steps to Prioritize Investment in Lead Clinical Program.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Cautionary Note Regarding Forward Looking Statements
This Current Report on Form 8-K, including the documents incorporated herein by reference, contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the timing, scope and financial impact of the Company’s plans including the reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities and the Company’s resource allocation efforts may not generate their intended benefits to the extent or as quickly as anticipated. Risks and uncertainties facing the Company are described more fully in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2023, under the heading “Risk Factors,” and other documents that the Company has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Current Report. The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 5, 2024 titled, “Senti Bio Announces Strategic Steps to Prioritize Investment in Lead Clinical Program.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES, INC.

Date:	January 5, 2024	By:	/s/ Timothy Lu
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer & President